Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2014 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-193692) and related Prospectus of Coupons.com Incorporated for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

February 14, 2014